                                                       Exhibit 11


        Electronic Retailing Systems International, Inc.
            Computation of Net Loss Per Common Share

                                                    Three Months
                                                       Ended
                                                    March 31, 1998
                                                    --------------

Net Loss                                            ($ 7,999,300)
                                                    ============
Weighted average common shares outstanding            21,206,660
                                                    ============
Earnings (loss) per common share                          ($0.38)
                                                    ============

Calculation of weighted average shares outstanding
--------------------------------------------------

Shares issued and outstanding at Dec. 31, 1997        21,187,035

Issuance of shares pursuant to stock option plan          19,625
                                                    ------------

Weighted average common shares outstanding            21,206,660
                                                    ============
